                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)            May 23, 1995


                              SpecTran Corporation
             (Exact name of registrant as specified in its charter)

      Delaware                     0-12489                      04-2729372
   (State or other               (Commission                  (IRS Employer
    jurisdiction)                  File No.)               Identification No.)

                      50 Hall Road, Sturbridge, MA  01566
                    (Address of principal executive offices)

Registrant's telephone number, including area code             (508) 347-2261


         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following has been filed as a part of this report:

         (a)     Financial Statements of business acquired.

         Consolidated Financial Statements of Applied Photonic Devices, Inc. and Subsidiaries for the year ended December 31, 1994.

         (b)     Pro forma financial information.

         Pro forma consolidated Statements of Operations for the year ended December 31, 1994 and six months ended June 30, 1995.

         (c)     Exhibit 1, Consent of Auditors.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SPECTRAN CORPORATION
                                           -------------------------------------
                                                    (Registrant)


Date:   August 7, 1995                     /s/R. E. Jaeger
                                           -------------------------------------
                                           Raymond E. Jaeger
                                           President and Chief Executive Officer





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





                         APPLIED PHOTONIC DEVICES, INC.
                                AND SUBSIDIARIES

                       Consolidated Financial Statements

                               December 31, 1994

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Stockholders
Applied Photonic Devices, Inc. and Subsidiaries:


We have audited the consolidated balance sheet of Applied Photonic Devices, Inc. and subsidiaries as of December 31, 1994, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Photonic Devices, Inc. and subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended December 31, 1994, in conformity with generally accepted accounting principles.





                                                           KPMG Peat Marwick LLP

Boston, Massachusetts
June 1, 1995

                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheet

                               December 31, 1994





                                                                                    Assets (Note 5)
                                                                                    ------
Current assets:
  Cash                                                                              $   16,955
  Accounts receivable, trade, net of allowance for doubtful
     accounts of $35,695                                                             1,141,898
  Inventories (Note 2)                                                                 836,144
  Deferred income taxes (Note 6)                                                       114,126
  Prepaid expenses                                                                       3,751
                                                                                    ----------

          Total current assets                                                       2,112,874
                                                                                    ----------

Property and equipment:
  Machinery and equipment                                                              510,316
  Leasehold improvements                                                                19,894
  Furniture and fixtures                                                                15,272
                                                                                    ----------

                                                                                       545,482
  Less accumulated depreciation and amortization                                       300,345
                                                                                    ----------

                                                                                       245,137
                                                                                    ----------

Loan origination costs, net of accumulated amortization                                 16,187
                                                                                    ----------





          Total assets                                                              $2,374,198
                                                                                    ==========





          See accompanying notes to consolidated financial statements.

                      Liabilities and Stockholders' Equity




Current liabilities:
  Current maturities of long-term debt (Note 5)                                       $   51,511
  Accounts payable                                                                       876,060
  Income taxes payable                                                                   169,800
  Accrued liabilities (Note 3)                                                           188,004
                                                                                      ----------

          Total current liabilities                                                    1,285,375

Deferred income taxes (Note 6)                                                            78,680
Long-term debt, less current maturities (Note 5)                                         478,584
                                                                                      ----------

          Total liabilities                                                            1,842,639
                                                                                      ----------

Stockholders' equity:
  Common stock, $10 par value; authorized 5,000 shares,
    100 shares issued and outstanding                                                      1,000
  Additional paid-in capital                                                               1,000
  Retained earnings                                                                      529,559
                                                                                      ----------

          Total stockholders' equity                                                     531,559
                                                                                      ----------





          Total liabilities and stockholders' equity                                     $2,374,198
                                                                                         ==========





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



                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

             Consolidated Statement of Income and Retained Earnings

                          Year ended December 31, 1994





Net sales                                                                             $5,359,401
Cost of sales                                                                          3,729,781
                                                                                      ----------

          Gross profit                                                                 1,629,620

Selling and administrative expenses                                                    1,279,681
                                                                                      ----------

          Income from operations                                                         349,939
                                                                                      ----------

Other expenses:
  Interest expense                                                                        47,837
  Other                                                                                   10,625
                                                                                      ----------

          Other expenses                                                                  58,462
                                                                                      ----------

          Income before income tax expense                                               291,477

Income tax expense (Note 6)                                                              130,650
                                                                                      ----------

          Net income                                                                     160,827

Retained earnings, beginning of year                                                     368,732
                                                                                      ----------

Retained earnings, end of year                                                        $  529,559
                                                                                      ==========





          See accompanying notes to consolidated financial statements.





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



                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1994





Cash flows from operating activities:
  Net income                                                                          $160,827
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                                       53,264
    Change in deferred income taxes                                                    (69,350)
    Increase in accounts receivable                                                   (533,829)
    Increase in inventories                                                           (320,906)
    Decrease in prepaid expenses                                                         2,733
    Increase in income taxes payable                                                   169,800
    Increase in accounts payable and accrued liabilities                               621,742
                                                                                      --------

          Net cash provided by operating activities                                     84,281
                                                                                      --------

Cash flows from investing activities:
  Acquisition of property and equipment                                                (41,187)
                                                                                      --------

          Net cash used in investing activities                                        (41,187)
                                                                                      --------

Cash flows from financing activities:
  Proceeds from long-term debt                                                         550,000
  Loan origination costs                                                               (17,077)
  Principal payments on long-term debt                                                (565,044)
                                                                                      --------

          Net cash used in financing activities                                        (32,121)
                                                                                      --------

Increase in cash                                                                        10,973

Cash at beginning of year                                                                5,982
                                                                                      --------

Cash at end of year                                                                   $ 16,955
                                                                                      ========

Supplemented disclosures of cash flow information:
  Cash paid during the year for:

    Interest expense                                                                  $ 37,600
                                                                                      ========
    Income taxes                                                                        29,500
                                                                                      ========


          See accompanying notes to consolidated financial statements.





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
                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                          Year ended December 31, 1994



(1)   Summary of Significant Accounting Policies
  (a)   Business
      Applied Photonic Devices, Inc. and subsidiaries' (the Company) business principally entails the design, manufacture and sale of fiber optic cable for specialty applications.

  (b)   Principles of Consolidation
      The accompanying consolidated financial statements include the accounts of Applied Photonic Devices, Inc. and its inactive wholly owned subsidiaries Cable Design Engineering, Inc. and Optical Cable Systems, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

  (c)   Revenue Recognition
      Sales revenues are recognized upon shipment of goods. Sales revenues and cost of sales as reported in the consolidated statement of income are adjusted to reflect estimated returns and rework costs.

  (d)   Inventories
      Inventories are stated at the lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method.

  (e)   Property and Equipment
      Property and equipment are carried at cost. Significant renewals and betterments are capitalized. The cost of maintenance and repairs is charged to income as incurred. Depreciation and amortization is provided by the straight-line method over the estimated useful lives of the respective assets.

  (f)   Income Taxes
      The Company accounts for income taxes pursuant to Financial Accounting
        Standards Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)  Inventories
  Inventories at December 31, 1994, consisted of:

     Raw materials                              $317,735
     Work in process                             217,397
     Finished goods                              301,012
                                                --------
                                                $836,144
                                                ========

                                                                     (Continued)





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
                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements





(3)  Accrued Liabilities
  Accrued liabilities at December 31, 1994, consisted of:

     Salaries and wages                                       $ 53,004
     Retirement plan contribution                              135,000
                                                              --------

                                                              $188,004
                                                              ========

(4)  Note Payable - Bank
  In 1994, the Company had a $100,000 revolving loan agreement with First
     National Bank of New England. Interest on the loan was payable at 1% over the prime rate and the note was secured by all of the Company's accounts receivable and inventory. At December 31, 1994, the prime rate was 8.5% and there was no outstanding balance under this agreement. On May 23, 1995, the outstanding balance of $100,000 was paid in full and terminated (see note 8).

(5)  Long-Term Debt
  Long-term debt at December 31, 1994, consisted of the following:

     Small Business Administration note payable in
     the amount of $550,000 granted through First
     National Bank of New England. The note requires
     monthly principal and interest payments beginning
     August 1, 1994 on an eight-year term loan basis.
     Interest is charged at a rate of 1.5% over the
     prime rate. The loan is secured by substantially
     all the assets of the Company and is guaranteed
     by the stockholders of the Company.                      $530,095

     Less current maturities                                    51,511
                                                              --------

                                                              $478,584
                                                              ========

On May 23, 1995, this note was paid in full (see note 8).

(6)  Income Taxes
  Income tax expense for the year ended December 31, 1994 differs from the expected tax expense determined by applying the federal income tax rate of 34 percent to income before taxes as follows:

     Computed expected tax expense                            $ 99,099
     State income taxes, net of federal benefit                 22,122
     Items not deductible for tax purposes                       9,429
                                                              --------

                                                              $130,650
                                                              ========

                                                                     (Continued)





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
                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements




  Income tax expense for the year ended December 31, 1994 consists of the following:

                                   Current       Deferred       Total
                                   -------       --------       -----
      Federal                      $145,000      (56,700)       88,300
      State                          55,000      (12,650)       42,350
                                   --------      -------       -------

                                   $200,000      (69,350)      130,650
                                   ========      =======       =======

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 1994, are presented below:

     Deferred tax assets:
      Accounts receivable                                           $ 17,328
      Inventories                                                     66,532
      Accrued liability - compensation related expense                30,266
                                                                    --------

          Total gross deferred tax assets                            114,126
          Less valuation allowance                                        --
                                                                    --------

          Net deferred tax assets                                    114,126

     Deferred tax liabilities:
      Property and equipment - depreciation                           78,680
                                                                    --------

     Net deferred tax asset                                         $ 35,446
                                                                    ========

Management has determined, based on the Company's history of prior operating earnings, that the Company will more likely than not fully realize the benefit of these net deferred tax assets.

(7)  Commitments
The Company leases office and production facilities as well as certain equipment under leases that expire over the next four years. The scheduled rental payments required under these operating leases at December 31, 1994 are as follows:

               1995                                                 $ 74,070
               1996                                                   14,900
               1997                                                    9,890
               1998                                                    4,540
                                                                    --------

                                                                    $103,400
                                                                    ========

                                                                     (Continued)





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
                APPLIED PHOTONIC DEVICES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(8)  Subsequent Event
  On May 23, 1995, all of the Company's outstanding stock was purchased by SpecTran Corporation for a total purchase price of $3,900,000 cash plus 144,444 shares of common stock. Concurrent with this sale, SpecTran Corporation paid off both of the Company's loans with First National Bank of New England as discussed in notes 4 and 5.





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
            SPECTRAN CORPORATION AND APPLIED PHOTONIC DEVICES, INC.
             PRO FORMA CONSOLIDATED  CONDENSED FINANCIAL STATEMENTS
                              (Unaudited Proforma)




On May 23, 1995 SpecTran Corporation ("the Company") acquired Applied Photonic Devices ("APD"), a Connecticut manufacturer of highly engineered fiber optic cable. The Company purchased the outstanding capital stock of APD for cash and stock with a total cost of $4.4 million. The Company also retired $614,000 of APD bank debt.

The accompanying pro forma condensed consolidated statement of operations for the fiscal year ending December 31, 1994 assumes that the acquisition took place as of the beginning of 1994, and consolidates APD's statement of operations for the year ended 1994. The accompanying pro forma consolidated statement of operations for the six month period ended June 30, 1995 also assumes the acquisition took place as of the beginning of 1994, and consolidates the financial statements of APD for the five month period ended May 23, 1995, the date of acquisition.

The acquisition of APD will be accounted for using the purchase method of accounting. The unaudited proforma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transaction in fact occurred on the dates indicated above, or to project the Company's financial position or results of operations for any future date or period. In the opinion of the Company's management, all adjustments necessary for a fair presentation have been made.

The purchase price allocation reflected in the accompanying pro forma condensed consolidated financial statements has been prepared on an estimated basis. The effects from any differences in the final allocation of the purchase price are not expected to have a material effect on the Company's financial statements.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto for SpecTran Corporation.





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


        SPECTRAN CORPORATION AND APPLIED PHOTONIC DEVICES, INC. ("APD")
                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                  (Dollars in thousands except per share data)
                              (Unaudited Proforma)


                                         SpecTran
                                        Historical                     Pro-forma           Pro-forma
                                        Without APD        APD        Adjustments           Results
                                        -----------        ---        -----------           -------
Sales                                   $   26,926       $5,359       $ (1,654) (a)        $   30,631
Cost of sales                               19,303        3,730         (1,654) (a)            21,379
                                        ----------       ------       --------             ----------
   Gross profit                              7,623        1,629              0                  9,252
Operating expenses                           8,293        1,280            216  (b)             9,789
Other income (expense)                         183          (58)          (260) (c)              (135)
                                        ----------       ------       --------             ----------
   Income (loss) before taxes                 (487)         291           (476)                  (672)

Income tax expense                               0          130           (130) (d)                 0
                                        ----------       ------       --------             ----------
   Income (loss) from
   continuing operations                $     (487)      $  161       $   (346)            $     (672)
                                        ==========       ======       ========             ==========

Earnings per share:
   Weighted average shares
   outstanding                           5,202,604                     144,444              5,347,048
                                        ==========       ======       ========             ==========

   Income (loss) from
   continuing operations per share        $(0.09)                      $(0.03)               $(0.13)
                                          =======        ======        =======               =======





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

        SPECTRAN CORPORATION AND APPLIED PHOTONIC DEVICES, INC. ("APD")
                       PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                  (Dollars in thousands except per share data)
                              (Unaudited Proforma)





                                     SpecTran
                                    Historical                       Pro-forma           Pro-forma
                                    Without APD         APD         Adjustments           Results
                                    -----------         ---         -----------           -------
   Sales                            $   17,064         $2,901         $(900) (a)         $   19,065
   Cost of sales                        11,329          2,138          (850) (a)             12,617
                                    ----------         ------         -----              ----------
      Gross profit                       5,735            763           (50)                  6,448
   Operating expenses                    5,578            622            90  (b)              6,290
   Other income (expense)                   (1)             0          (102) (c)               (104)
                                    ----------         ------         -----              ----------
      Income before taxes                  155            141          (242)                     54

   Income tax expense                       64             63          (106) (d)                 22
                                    ----------         ------         -----              ----------
      Income from continuing
      operations                    $       91         $   78         $(136)             $       33
                                    ==========         ======         =====              ==========

Earnings per share:
      Weighted average shares
      outstanding                    5,296,622             --            --               5,296,622

      Income from continuing
      operations per share             $0.02                                                $0.01
                                       =====           ======         =====                 =====





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




        SPECTRAN CORPORATION AND APPLIED PHOTONIC DEVICES, INC. ("APD")
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                              (Unaudited Proforma)



NOTE 1.  PRO FORMA ADJUSTMENTS

Certain pro forma adjustments have been made to the accompanying pro forma condensed consolidated statements of operations as described below:


         (a) Eliminates sales and cost of sales from SpecTran to APD during 1994 and the six month period ended June 30, 1995.

         (b)  Reflects goodwill amortization resulting from the purchase.

         (c)  Reflects increased interest expense on the increased debt.

         (d)  Reflects the tax effect of proforma adjustments.


NOTE 2.  PURCHASE PRICE ALLOCATION

The Company issued 144,444 shares of common stock and paid $3.9 million to acquire the stock of APD. In connection with the acquisition, the Company received net assets of $559,000, recorded goodwill of $3,237,000 and paid APD debt of $614,000.





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
                                EXHIBIT INDEX


                      Exhibit 1   -  Consent of Auditors